FORM OF AGREEMENT


July 1, 1997

William J. Maynard, Vice President
The Bull & Bear Funds
11 Hanover Square
New York, New York 10005


Dear Mr. Maynard:

This is to advise you that, based on the information you have furnished to us and our discussions to date, State Street Bank and Trust Company (the "Bank") has established a $15 million uncommitted, unsecured line of credit (the "Uncommitted Line of Credit") for the funds (or to the extent a series thereof is the borrower, such series) listed in Appendix I (collectively the "Borrowers" and each, a "Borrower"), effective July 1, 1997 (the "Effective Date"). When the Borrower is a series of a fund listed in Appendix I, the term "Borrower" shall refer only to such series.

Our willingness to provide the proposed financing is contingent upon and subject to the terms and conditions in this letter (the "Agreement"). This facility carries no legal obligation on the part of the Bank to lend any amount of money to any Borrower at any point in time, and the Borrowers will not be paying a commitment fee for this facility.

The proceeds of advances made under the Uncommitted Line of Credit (a "Loan" and collectively, the "Loans") may be used as follows:

    1. To temporarily finance the purchase or sale of securities for prompt delivery, if the Loan is to be repaid promptly in the ordinary course of business upon completion of the purchase or sale transaction;

    2. To finance the redemption of a Borrower's shares; or

    3. To enable the Borrower to meet emergency expenses not reasonably foreseeable on the Effective Date of this Agreement, but only if the Borrower submits a written statement executed by a duly authorized officer of the Borrower to the effect that the advance is necessitated by a change in circumstances involving extreme hardship, not reasonably foreseeable on the Effective Date of this Agreement.

In any event, a Loan must be repaid in full within 60 days from the date of an advance.

The following are attached as exhibits:

    1. A Loan request in the form attached hereto as Exhibit I (the "Loan Advance/Paydown Request Form") stating the principal amount of the requested Loan and warranting, at the time of borrowing, (i) compliance by such Borrower with the Investment Company Act of 1940, as amended (the "1940 Act") and the Prospectus and Statement of Additional Information of the Borrower, and (ii) use of the Loan in accordance with this Agreement;

    2. A Promissory Note in the form attached hereto as Exhibit II;

    3. An Officer's Certificate in the form attached hereto as Exhibit III;

    4. An opinion of counsel to the Borrowers in a form satisfactory to the Bank, attached hereto as Exhibit IV; and

5.  An Instruction and  Confirmation  Certificate in the form attached hereto as
    Exhibit V addressed to Investors Fiduciary Trust Company ("IFTC") in its capacity as custodian.

At the time the Agreement is executed, the Bank shall have received an executed Promissory Note, an executed Officer's Certificate, an opinion of counsel in a form satisfactory to the Bank, and an executed Instruction and Confirmation Certificate.

All Loans made under the Uncommitted Line of Credit will be evidenced by a Promissory Note in the form attached hereto as Exhibit II. The outstanding amount of the Loan(s) set forth on the Bank's books and records shall be conclusive evidence of the principal amount thereof owing and unpaid to the Bank, absent manifest error. The failure to record, or any error in so recording, any such amount on the Bank's books and records, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of each Borrower hereunder or under the Promissory Note to make payments of principal of and interest on the Promissory Note when due.

At the time each Loan is made, a Borrower and the Bank shall agree as to the principal amount of each Loan, the interest rate applicable to each Loan prior to maturity, and the term thereof, provided that no Loan shall have a maturity date more than 60 days from the date such Loan is made. Loans made under the Uncommitted Line of Credit will be available at the Overnight Federal Funds rate as in effect from time to time, plus a spread to be determined at the time of borrowing. Interest on the unpaid principal amount of each Loan shall be payable at Maturity on the same day as the principal amount of such Loan is paid or, if the Loan is paid prior to Maturity, on the 15th business day of the following month at the rate determined at the time of borrowing. Interest shall be calculated on the basis of actual days elapsed for a 360-day year. Requests for advances or decreases under the Uncommitted Line of Credit will be made on the Loan Advance/Paydown Request Form, attached as Exhibit I to this Agreement and delivered to the Bank at the time of the request. At the time each Loan is made, the Bank shall mail to the applicable Borrower a written confirmation of the amount of such Loan and the interest rate initially applicable thereto.

The Bank will honor requests for Loans under the Uncommitted Line of Credit for a 364-day period commencing on the Effective Date.

Temporary or emergency borrowings in the aggregate will be limited to an amount not greater than 20% of the value of the applicable Borrower's total net assets (the "Leverage Covenant"), at the time the borrowing is made, or a lesser amount to the extent provided in the Borrower's Prospectus and Statement of Additional Information or the 1940 Act registration statement, as the case may be. The Leverage Covenant is calculated as follows: ((total assets less total liabilities) plus aggregate bank borrowings)/aggregate bank borrowings.

If at any time a Borrower is in violation of the Leverage Covenant, that Borrower is required within three (3) business days to repay Loans in an amount sufficient to achieve compliance with the Leverage Covenant.

Each Borrower hereby promises to pay the principal and interest of each Loan made to it and related fees on the day when due to the Bank at its address stated above. Each Borrower hereby authorizes the Bank, if and to the extent a payment is owed by that Borrower, to charge against the Borrower's deposit account with the Bank any amount so due on the 15th business day of the following month.

Each Borrower agrees that it shall not borrow from any other bank, issue preferred stock or create, incur or assume or suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing liens, upon or with respect to any of its properties, owned or acquired during such period, except as a result of its investment activities as described in its then current Prospectus and Statement of Additional Information or Registration Statement under the 1940 Act, and indebtedness in favor of the Borrower's custodian consisting of extensions of credit from the custodian in the ordinary course of business to cover securities trades or liens in favor of the Borrower's custodian granted pursuant to the custody agreement(s) in force.

Each Borrower agrees to furnish to the Bank (1) a statement of assets and liabilities as of the end of each semi-annual period; (2) audited annual statements; (3) the portfolio of investments as of the end of each semi-annual period; and (4) proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time. Such audited annual statements and semi-annual statements shall present fairly in all material respects the financial position of the Borrower and conform with generally accepted accounting principles.

Each Borrower agrees that it will not change its investment objective or fundamental investment policies, as set forth in the Borrower's most recent Statement of Additional Information or most recent Prospectus, without the consent of the Bank. Each Borrower agrees that it will be a default hereunder if the investment adviser set forth opposite the Borrower's name on Appendix I ceases to be its investment adviser, or the Borrower changes its Custodian without the consent of the Bank, which consent will not be unreasonably withheld.

Notwithstanding any provision to the contrary contained herein, each Loan made to a Borrower shall be made only with respect to that Borrower and shall be repaid solely from the assets of that Borrower, or a series of that Borrower as the case may be, and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower with respect to such Loan or any default in respect thereof. A default by any Borrower shall not, by itself, constitute a default by any other Borrower hereunder. A default by a Borrower under the Uncommitted Line of Credit shall constitute a default by that Borrower and only that Borrower under the Leveraging Line of Credit. Similarly, a default by a Borrower under the Leveraging Line of Credit shall also constitute a default by that Borrower and only that Borrower under the Uncommitted Line of Credit.

As an inducement to the Bank to extend the Uncommitted Line of Credit, and at any time Loans are outstanding to a Borrower or at any time a Loan Request is made by that Borrower, that Borrower represents and warrants to the Bank as to itself and not as to any other Borrower that:

    1. The Borrower is, or is a series of a corporation, duly organized, validly existing and in good standing under the laws of the state of its organization and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

    2. Neither the Bank nor any affiliate of the Bank individually or in the aggregate owns, controls or holds with the power to vote, 5% or more of the outstanding shares of the Borrower or any affiliate of the Borrower, and neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, owns, controls or holds with the power to vote, 5% or more of the outstanding voting securities of the Bank or any affiliate of the Bank known to the Borrower;

    3. Neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, controls or, to the best knowledge of the Borrower after due inquiry, is controlled by or under common control of the Bank or any affiliate of the Bank known to the Borrower. Furthermore, no officer, director, trustee or employee of the Borrower or any affiliate of the Borrower is an affiliated person of the Bank or of any affiliate of the Bank known to the Borrower;

    4.  The Borrower has no subsidiaries;

    5. The Borrower is not a member of an ERISA group and has no liability in respect of any benefit arrangement, plan or multi-employer plan subject to ERISA;

    6. The Borrower qualifies as a "regulated investment company" within the meaning of the Internal Revenue Code, and as such, because it intends to timely distribute all its income (including capital gains) to its shareholders, its income will not be subject to tax at the trust level under the Internal Revenue Code. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the Books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate;

    7. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or the Note;

    8. The execution, delivery and performance of all of the agreements and instruments in connection with the Uncommitted Line of Credit are within the Borrower's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Borrower's organizational documents, by laws, then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be) or any agreement or undertaking binding upon the Borrower;

    9. There is no litigation, proceeding or investigation pending, or to the knowledge of the Borrower, threatened against the Borrower, which would have a material adverse effect on the Borrower's ability to carry out its obligations hereunder or under the Note;

      10. The Borrower has statutory authority to enter into this Agreement and any loan requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the Borrower's then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be), the 1940 Act, or any applicable rule, regulation, statute or Leverage Covenant, as defined herein;

      11. The Borrower is a registered management investment company under the 1940 Act and the shares of common stock of each Borrower have been registered under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable state securities or so-called "Blue Sky" laws; and

      12. The Borrower is in compliance in all material respects with applicable law, including the 1940 Act and Federal Reserve Regulation U.

Upon the occurrence of any of the following events, a Borrower shall be deemed to be in default under this Agreement:

    1. Failure of a Borrower to make payment when due of any Loan; or available cash in the deposit account is insufficient to repay any Loan due the Bank by the Borrower;

    2. Breach or failure to perform by the Borrower of any terms or conditions as set forth in this Agreement, or any obligation of the Borrower to the Bank;

    3. If any representation, statement or warranty made or furnished in any manner to the Bank by the Borrower in connection with this Agreement or the Loan was false in any material respect when made or furnished;

    4. A material adverse change in the business, assets, financial condition or prospects for that particular Borrower (but no such adverse change shall be deemed to have occurred as a result of a decline in net assets resulting from redemptions by shareholders or investors or as a result of a decline in the value of the securities held by the Borrower), as reasonably determined by the Bank, has occurred;

    5. A material adverse change, as reasonably determined by the Bank shall have occurred in the facts or information disclosed to the Bank or otherwise relied on by the Bank in considering requests hereunder;

    6. If, by reason of any default by the Borrower, any obligation of the Borrower to any other person or entity for money borrowed or on account of any bond, note or debenture is accelerated prior to maturity;

    7. Upon termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of the Borrower, assignment for the benefit of creditors by, the calling of a meeting of creditors, or the commencement of any voluntary or involuntary proceeding under any bankruptcy or insolvency laws by or against the Borrower or any co-maker, accommodation maker, surety, or guarantor of the Borrower, or entry of any final judgment or order against them for the payment of money in excess of $500,000 shall be rendered against the Borrower and such judgment or order shall remain unsatisfied, undischarged, or unstayed for a period of 10 days; or

    8. Upon the issuance of or notice of any tax levy, attachment, by trustee process or otherwise, levy of execution or other process issued against the Borrower.

Upon the occurrence of any of the events specified in the preceding section hereof, or at any time thereafter, the Bank may, at its option, terminate this Agreement and declare any Loans made to such Borrower under the Uncommitted Line of Credit to be immediately due and payable. The Bank shall thereafter have available to it all other rights and remedies hereunder, or under any other agreement or paper executed by the Borrower, or available to the Bank under applicable law. Furthermore, the Borrower authorizes IFTC in its capacity as Custodian to the Borrower, in accordance with the Instruction and Confirmation Certificate affixed hereto as Exhibit V, to dispose of the Borrower's assets as selected by the Borrower's investment adviser to the extent necessary to repay all amounts due to the Bank.

Any Borrower may terminate the Uncommitted Line of Credit by giving five (5) days irrevocable prior written notice to the Bank and repaying in full all amounts then outstanding to it under the Uncommitted Line of Credit or the Note.

The Bank agrees that prior to assigning to any other lender (but not the Federal Reserve Bank) any of its rights and obligations under the Uncommitted Line of Credit or the Note, or granting to any other lender any participation in any of such rights and obligations, the Bank will obtain the Borrowers' prior written consent, which consent shall not unreasonably be withheld.

Copies of all notices and confirmations hereunder and under the Note shall be sent to the Bank at its address above, Attention: Edward A. Siegel, Assistant Vice President, and to a Borrower at its address on the signature page hereto, to the attention of the person signing on behalf of that Borrower, or to such other address or person for notice as the parties shall have last furnished in writing to the person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

This Agreement shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts. The Agreement and the Note constitute the entire understanding between the Borrowers and the Bank on this subject and supersede all prior discussions. If the foregoing satisfactorily sets forth the terms and conditions of the Uncommitted Line of Credit, please execute and return the enclosed copy of this Agreement together with the enclosed documents and the opinion of your outside counsel concerning this transaction.

                              Sincerely,

                              STATE STREET BANK AND TRUST COMPANY


                              By:  ____________________________
                                     Name:
                                     Title:

      ACCEPTED:

Bull & Bear Funds I, Inc. on behalf of:
Bull & Bear U.S. and Overseas Fund
Bull & Bear Funds II, Inc. on behalf of:
Bull & Bear Dollar Reserves
Rockwood Fund, Inc.
Midas Fund, Inc.
Bull & Bear Gold Investors Ltd.
Bull & Bear Special Equities Fund, Inc.
Bull & Bear U.S. Government Securities Fund, Inc.
Bull & Bear Municipal Income Fund, Inc.
Bull & Bear Global Income Fund, Inc.

By:  __________________________
       Name:
       Title:

Address:

11 Hanover Square
New York, New York 10005

                                   APPENDIX I



                         BORROWER                  Investment Adviser
Bull & Bear Funds I, Inc. on behalf of:
Bull & Bear U.S. and Overseas Fund                 Bull & Bear Advisers, Inc.
Bull & Bear Funds II, Inc. on behalf of:
Bull & Bear Dollar Reserves                        Bull & Bear Advisers, Inc.
Rockwood Fund, Inc.                          Aspen Securities and Advisory, Inc.
Midas Fund, Inc.                                   Midas Management Corporation
Bull & Bear Gold Investors Ltd.                    Midas Management Corporation
Bull & Bear Special Equities Fund, Inc.            Bull & Bear Advisers, Inc.
Bull & Bear U.S. Government Securities Fund, Inc.  Bull & Bear Advisers, Inc.
Bull & Bear Municipal Income Fund, Inc.            Bull & Bear Advisers, Inc.
Bull & Bear Global Income Fund, Inc.               Bull & Bear Advisers, Inc.
--------------------------------------------------------------------------------

                                    EXHIBIT I

                              LOAN ADVANCE/PAYDOWN
                                  REQUEST FORM



DATE:
       ----------------------------------------------------------------------

TO:                         STATE STREET BANK AND TRUST COMPANY
                            --------------------------------------------------

ATTN:                       Chuck Reid/Ned Siegel
                            facsimile:  (617) 537-2663
                            --------------------------------------------------

FROM:                       [insert borrower]
                            -------------------------------------------------

ON BEHALF OF:               [insert fund name, if a series]
                            --------------------------------------------------


SUBJECT:

In connection with the Agreement dated July 1, 1997 with State Street Bank and Trust Company, please increase or reduce the outstanding balance as indicated below. The Loan should be recorded on the books of the Borrower to the Bank and interest payable to the Bank should be recorded at the agreed upon rate.


        Increase/             Cumulative Balance Outstanding    Total Assets
        (Decrease)
Date                     the Loan by

                        $                  $                   $
---------------         -----------        ------------       -----------------

Further, the Borrower hereby represents and warrants that:

              Proceeds from the advance shall be limited to conform with the usage specified in the Agreement, and

              The Borrower is in compliance with all the terms and conditions in the Agreement.



By:
Name:
Title:
Date:
              ---------------------------------------------------

                                   EXHIBIT II

                                 PROMISSORY NOTE


$15,000,000                                                      July 1, 1997
                                                          Boston, Massachusetts

     For value received, each of the undersigned, (each herein called "Borrower"), severally and not jointly hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                               $15 MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the applicable Borrower pursuant to the Agreement dated July 1, 1997 as such agreement may be amended, extended or replaced, as evidenced on the books and records of the Bank, together with interest on each loan at the rate or rates per annum set forth in the Agreement.

     Interest on the unpaid balance of each loan shall be payable monthly in arrears, at the rate per annum set forth in the Agreement. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise)
 shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 2% (two percent), above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its
 "Prime Rate".

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank. The entries on the books and records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder, absent manifest error.

     The obligations of each Borrower under this Note are several and not joint. The principal amount of the Uncommitted Line of Credit made for use by a particular Borrower and interest thereon shall be paid or repaid solely from the assets of such Borrower (or series thereof, if the borrowing is made on behalf of a series of the Borrower), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower. A default by any particular Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

     Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no extension or other indulgence and no substitution, release or surrender of collateral shall discharge or otherwise affect the liability of the Borrower. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Holder" means the payee or any endorsee of this Note who is in possession of it.

     This Note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

                           Bull & Bear Funds I, Inc. on behalf of:
                           Bull & Bear U.S. and Overseas Fund
                           Bull & Bear Funds II, Inc. on behalf of:
                           Bull & Bear Dollar Reserves
                           Rockwood Fund, Inc.
                           Midas Fund, Inc.
                           Bull & Bear Gold Investors Ltd.
                           Bull & Bear Special Equities Fund, Inc.
                           Bull & Bear U.S. Government Securities Fund, Inc. Bull & Bear Municipal Income Fund, Inc.
                           Bull & Bear Global Income Fund, Inc.


                           By: _______________________
                                     Name:
                                 Title:
                                 Date:

                                   EXHIBIT III

                              OFFICER'S CERTIFICATE

I, _______________________ , do hereby certify that I am the duly elected Secretary of ____________________________________________ , a Maryland
corporation (the "Corporation"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify as follows:

1. Attached hereto as Exhibit A is full, true and correct copy of the Certificate of Incorporation of the Corporation, and said Certificate of Incorporation remains in full force and effect on the date hereof;
                       ---------

2. Attached hereto as Exhibit B is a full, true and correct copy of the By-Laws of the Corporation, and said By-Laws remain in full force and effect as of the date hereof;
                       ---------

3. Attached hereto as Exhibit C are true, correct and complete copies of the votes adopted by the Board of the Corporation on, 199_ , authorizing the Borrower to borrow from time to time in accordance with the terms described in this Agreement, which resolutions are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;
                       --------

4. Attached hereto as Exhibit D are full, true and correct copies of the current prospectus and statement of additional information for the Corporation;

5. Attached hereto as Exhibit E and F are full, true and correct copies of the Annual Report to Shareholders dated, 199_ , and Semi-Annual Report to
Shareholders dated              ,    199_ , and
                       --------------------

6. The following are the duly elected, qualified and acting officers of the Corporation, holding the offices set forth below their respective names, and the signature of each such officer (where set forth hereon) is such officer's true and genuine signature:

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

IN WITNESS WHEREOF, I have hereunto set forth my hand this ____ day of __________, 199__

Name:___________________________

The undersigned being the _____________________ of the Corporation, DOES HEREBY CERTIFY THAT _________________________ is duly elected, qualified and acting Secretary of the Corporation and that the signature set forth above is his/her true and genuine signature.

IN WITNESS WHEREOF, I have hereunto set forth my hand this _____ day of __________, 199__.

                                   EXHIBIT IV

                            LEGAL OPINION OF COUNSEL

                                    EXHIBIT V

                    INSTRUCTION AND CONFIRMATION CERTIFICATE

                                            BORROWER'S LETTERHEAD

                                                 July 1, 1997

TO:  Investors Fiduciary Trust Company
      127 West Tenth Street
      Kansas City, MO 64105

RE:      1.  Bull & Bear Funds I, Inc. on behalf of:
              Bull & Bear U.S. and Overseas Fund
         2.  Bull & Bear Funds II, Inc. on behalf of:
              Bull & Bear Dollar Reserves
         3.  Rockwood Fund, Inc.
         4.  Midas Fund, Inc.
         5.  Bull & Bear Gold Investors Ltd.
         6.  Bull & Bear Special Equities Fund, Inc.
         7.  Bull & Bear U.S. Government Securities Fund, Inc.
         8.  Bull & Bear Municipal Income Fund, Inc.
         9.  Bull & Bear Global Income Fund, Inc.

Ladies and Gentlemen:

This letter serves as confirmation that the mutual funds listed in Appendix I (each, a "Borrower") are authorized under the Uncommitted Line of Credit to borrow in the aggregate up to $15 million from State Street Bank and Trust Company, as lender (the "Bank").

Pursuant to the terms contained in the Agreement dated July 1, 1997, each Loan made to a Borrower (or series thereof, as applicable) shall be made only with respect to a specific Borrower and shall be repaid solely from the assets of that Borrower (or series thereof, if the Borrower is borrowing on behalf of a particular series), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other Borrower with respect to such Loan or any default in respec thereof.

Investors Fiduciary Trust Company ("IFTC"), in its capacity as custodian of the Borrower (the "Custodian"), under the Custodian Contract (s) between the
Borrower and IFTC, dated ______________ , 19___ , is hereby authorized and directed by the Borrower to dispose of the Borrower's assets as selected by the Borrower's investment advise r to the extent necessary to repay all amounts due to the Bank to the extent that the Loans have not been paid when due or if a default occurs as defined in the Agreement dated July 1, 1997.

The Custodian is hereby directed to act on any written instructions you receive from the Bank with respect to the disposal of the Borrower's assets to accomplish the foregoing. These instructions may not be amended or terminated without the prior written consent of the Bank.


IN WITNESS WHEREOF, the undersigned has duly caused these instructions to be executed on this _____ day of ________, 199__.

                             Bull & Bear Funds I, Inc. on behalf of:
                                     Bull & Bear U.S. and Overseas Fund
                             Bull & Bear Funds II, Inc. on behalf of:
                                     Bull & Bear Dollar Reserves
                             Rockwood Fund, Inc.
                             Midas Fund, Inc.
                             Bull & Bear Gold Investors Ltd.
                             Bull & Bear Special Equities Fund, Inc.
                             Bull & Bear U.S. Government Securities Fund, Inc. Bull & Bear Municipal Income Fund, Inc.
                             Bull & Bear Global Income Fund, Inc.



                                    By: ___________________________
                                        Name:
                                        Title:


IFTC, by signing below, acknowledges receipt of, and hereby agrees to accept instructions in accordance with the foregoing confirmation.

INVESTORS FIDUCIARY TRUST COMPANY

By: ____________________________
      Name:
     Title:

                        EXECUTION COPY OF PROMISSORY NOTE

                                 PROMISSORY NOTE


$15,000,000                                                       July 1, 1997
                                                          Boston, Massachusetts

     For value received, each of the undersigned, (each herein called "Borrower"), severally and not jointly hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                               $15 MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the applicable Borrower pursuant to the Agreement dated July 1, 1997 as such agreement may be amended, extended or replaced, as evidenced on the books and records of the Bank, together with interest on each loan at the rate or rates per annum set forth in the Agreement.

     Interest on the unpaid balance of each loan shall be payable monthly in arrears, at the rate per annum set forth in the Agreement. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise)
 shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 2% (two percent), above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its
 "Prime Rate".

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank. The entries on the books and records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder, absent manifest error.

     The obligations of each Borrower under this Note are several and not joint. The principal amount of the Uncommitted Line of Credit made for use by a particular Borrower and interest thereon shall be paid or repaid solely from the assets of such Borrower (or series thereof, if the borrowing is made on behalf of a series of the Borrower), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower. A default by any particular Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

     Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no extension or other indulgence and no substitution, release or surrender of collateral shall discharge or otherwise affect the liability of the Borrower. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Holder" means the payee or any endorsee of this Note who is in possession of it.

     This Note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

                           Bull & Bear Funds I, Inc. on behalf of:
                           Bull & Bear U.S. and Overseas Fund
                           Bull & Bear Funds II, Inc. on behalf of:
                           Bull & Bear Dollar Reserves
                           Rockwood Fund, Inc.
                           Midas Fund, Inc.
                           Bull & Bear Gold Investors Ltd.
                           Bull & Bear Special Equities Fund, Inc.
                           Bull & Bear U.S. Government Securities Fund, Inc. Bull & Bear Municipal Income Fund, Inc.
                           Bull & Bear Global Income Fund, Inc.

                           By: _______________________
                                 Name:
                                 Title:
                                 Date:

                     EXECUTION COPY OF OFFICER'S CERTIFICATE

                              OFFICER'S CERTIFICATE

I, _______________________ , do hereby certify that I am the duly elected Secretary of ____________________________________________ , a Maryland
corporation (the "Corporation"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify as follows:

1. Attached hereto as Exhibit A is full, true and correct copy of the Certificate of Incorporation of the Corporation, and said Certificate of Incorporation remains in full force and effect on the date hereof;
                       ---------

2. Attached hereto as Exhibit B is a full, true and correct copy of the By-Law of the Corporation, and said By-Laws remain in full force and effect as of the date hereof;
                       ---------

3. Attached hereto as Exhibit C are true, correct and complete copies of the votes adopted by the Board of the Corporation on , 199_ , authorizing the Borrower to borrow from time to time in accordance with the terms described in this Agreement, which resolutions are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;
                       ----------------------

4. Attached hereto as Exhibit D are full, true and correct copies of the current prospectus and statement of additional information for the Corporation;

5. Attached hereto as Exhibit E and F are full, true and correct copies of the Annual Report to Shareholders dated, 199_ , and Semi-Annual Report to
Shareholders dated              , 199_ , and
                       --------------
6. The following are the duly elected, qualified and acting officers of the Corporation, holding the offices set forth below their respective names, and the signature of each such officer (where set forth hereon) is such officer's true and genuine signature:

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

IN WITNESS WHEREOF, I have hereunto set forth my hand this ____ day of __________, 199__

Name:___________________________

The undersigned being the _____________________ of the Corporation, DOES HEREBY CERTIFY THAT _________________________ is duly elected, qualified and acting Secretary of the Corporation and that the signature set forth above is his/her true and genuine signature.


IN WITNESS WHEREOF, I have hereunto set forth my hand this _____ day of __________, 199__.

           EXECUTION COPY OF INSTRUCTION AND CONFIRMATION CERTIFICATE

                       (MUST BE ON BORROWER'S LETTERHEAD)